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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) February 9, 2000
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                            LEXON Technologies, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-24721                  87-0502701
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(State or Other Jurisdiction          (Commission              I.R.S. Employer
      of Incorporation)               File Number)          Identification No.)

    1401 Brook Drive, Downers Grove, Illinois                    60515
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    (Address of Principal Executive Offices)                   (Zip Code)

                                 (630) 916-6196
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)



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         ITEM 1: CHANGES IN CONTROL OF REGISTRANT.

         (a)

         (1) On February 9, 2000, LEXON Technologies Inc., a Delaware corporation, and Steven J. Peskaitis, LEXON's then Chairman and Chief Executive Officer, consummated a transaction with Anthony Perino whereby Mr. Perino acquired voting control over the majority of LEXON's issued and outstanding common stock. LEXON is an Internet-based provider of geo- referenceable content and data and offers specific content solutions to institutional, governmental, corporate and public consumers through advanced software applications.

         Under the terms of a Stock Purchase Agreement, dated February 9, 2000, by and among LEXON, Mr. Peskaitis and Mr. Perino, Mr. Perino acquired (i) 1,000,000 shares of LEXON common stock from LEXON in exchange for $250,000 and
(ii) 2,000,000 shares of LEXON common stock from Mr. Peskaitis in exchange for $500. Mr. Perino used cash from personal reserves to fund his investment in LEXON. In addition, under a Voting Trust Agreement, Mr. Peskaitis and Stanley Peskaitis appointed Mr. Perino Voting Trustee of 2,774,600 and 1,227,100 shares, respectively, of LEXON common stock. The Voting Trust will terminate no later than February 9, 2001.

         As of February 9, 2000, LEXON had 12,541,561 shares of common stock issued and outstanding. Prior to the transactions described above, Mr. Peskaitis owned 6,774,600 shares of LEXON common stock, which was fifty-four percent (54%) of LEXON's issued and outstanding common stock. At the close of these transactions, Mr. Perino beneficially owned, directly or indirectly, 7,001,700 shares of LEXON's common stock or fifty-five percent (55%) of LEXON's issued and outstanding common stock.

         In addition, under the terms of the Stock Purchase Agreement, Mr. Perino will, subject to certain conditions, purchase an additional 2,400,000 shares of LEXON common stock from LEXON and Mr. Peskaitis in exchange for a cash payment of $100,500 on or around March 7, 2000.

         Moreover, Mr. Perino received Warrants to purchase up to an additional 4,100,000 shares of LEXON common stock. The Warrants are exercisable at prices from $0.25 per share to $0.50 per share and expire at certain times between September 1, 2000 and August 9, 2001. If Mr. Perino exercises all of the Warrants, LEXON will receive an additional $1,150,000 in equity capital. Moreover, in connection with the Warrants, LEXON and Mr. Perino entered into a Registration Rights Agreement which provides Mr. Perino with demand and piggy-back registration rights with respect to the shares of LEXON common stock subject to the Warrants.

         (2) In connection with these transactions, under the terms of the Stock Purchase Agreement, Mr. Peskaitis resigned as LEXON's Chief Executive Officer and President, and Mr. Thomas Rieck resigned as a director of the Company. Mr. Perino, Peter Haleas and Jerome Wolowicki were appointed to the Company's Board of Directors and Mr. Perino was




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elected Chairman and Chief Executive Officer.

         (b) Under a Post-Closing Agreement, dated February 9, 2000, by and among Mr. Perino, Mr. Peskaitis and Stanley Peskaitis, the Voting Trust Agreement described above will be amended to provide for (i) the deposit of an additional 1,500,000 shares of the LEXON's common stock into the Voting Trust, subject to the prior rights of the holders of certain liens with respect to such shares and (ii) the release of shares from the Voting Trust to the extent such released shares are not necessary for Mr. Perino to maintain voting control over fifty-one percent (51%) of LEXON'S issued and outstanding common stock.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   EXHIBITS

         10.1 Stock Purchase Agreement, dated February 9, 2000, by and among LEXON Technologies, Inc., Steven J. Peskaitis and Anthony Perino.














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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 18, 2000             By: /s/ Anthony Perino
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                                        Anthony Perino, Chief Executive Officer